EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated as of June 12, 2017

KBS SOR PROPERTIES LLC

By:	KBS SOR (BVI) Holdings, Ltd., its sole member

	By:	KBS Strategic Opportunity Limited Partnership, its sole shareholder

		By	KBS Strategic Opportunity REIT, Inc., its sole general partner

			By:	/s/ Peter McMillan III
Name: Peter McMillan III
Title: President

KBS SOR (BVI) HOLDINGS, LTD.

By:	KBS Strategic Opportunity Limited Partnership, its sole shareholder

	By	KBS Strategic Opportunity REIT, Inc., its sole general partner

			By:	/s/ Peter McMillan III
Name: Peter McMillan III
Title: President

KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP

By:	KBS Strategic Opportunity REIT, Inc., its sole general partner

	By:	/s/ Peter McMillan III
Name: Peter McMillan III
Title: President

KBS STRATEGIC OPPORTUNITY REIT, INC.

	By:	/s/ Peter McMillan III
Name: Peter McMillan III
Title: President

KBS CAPITAL ADVISORS LLC

By:	GKP Holding LLC, a Manager

	By:	/s/ Peter McMillan III
Peter McMillan III, Manager

	By:	/s/ Keith D. Hall
Keith D. Hall, Manager

KEITH D. HALL

/s/ Keith D. Hall

PETER MCMILLAN III

/s/ Peter McMillan III